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                                                                     EXHIBIT 5.3

                    [WILMER, CUTLER & PICKERING LETTERHEAD]

                                August 28, 2001

Tyco International Ltd.
The Zurich Centre, Second Floor
90 Pitts Bay Road
Pembroke HM08
Bermuda

Tyco International Group S.A.
6, avenue Emile Reuter
Second Floor
L- 2420 Luxembourg

Ladies and Gentlemen:

   We have acted as United States securities counsel for Tyco International Ltd., a Bermuda company ("Tyco"), and Tyco International Group S.A., a Luxembourg company (the "Issuer"), in connection with the filing by Tyco and the Issuer with the United States Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (as amended, the "Registration Statement"), with respect to the Issuer's (i) unsecured debt securities (the "Debt Securities"), (ii) guarantees (the "Guarantees") and
(iii) common shares to be issued upon conversion or exchange of the Debt Securities by Tyco (the "Common Shares"), to be issued from time to time pursuant to Rule 415 under the United States Securities Act of 1933, as amended (the "Securities Act"), for an aggregate initial offering price not to exceed US$6,000,000,000. The Debt Securities are to be issued in one or more series pursuant to Indentures among the Issuer, Tyco (as Guarantor) and the trustees thereunder (the "Trustees").

   We have examined (i) the form of Senior Indenture filed as Exhibit 4.1 to Post-Effective Amendment No. 1 to the registration statement on Form S-3 dated June 9, 1998 (File Nos. 333-50855 and 333-50855-01), pursuant to which Debt Securities may be issued; (ii) the form of Subordinated Indenture filed as
Exhibit 4.2 to the registration statement on Form S-3 filed on August 18, 2000 (File Nos. 333-44100 and 333-44100-01), pursuant to which Debt Securities may be issued (together with the Senior Indenture, the "Indentures"); (iii) the Registration Statement; and (iv) originals, photocopies or conformed copies of all such records of Tyco, the Issuer and their subsidiaries, all such agreements and certificates of public officials, and such other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In addition, we have examined and relied upon the opinions of Appleby Spurling & Kempe, Bermuda counsel to Tyco, with respect to the authorization of Tyco to issue the Guarantees and the authorization and validity upon issuance of Tyco's Common Shares, and Beghin & Feider, Luxembourg counsel to the Issuer, with respect to the Issuer's authorization to issue the Debt Securities.

   In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Debt Securities offered thereby and the Guarantees; (iii) all Debt Securities will be issued and sold in the manner stated in the Registration Statement and the appropriate prospectus supplement; (iv) the Indentures and any applicable supplemental indentures will have been duly authorized, executed and delivered by the Issuer, Tyco and the Trustees, and any such supplemental indentures will conform to the Indentures and to applicable law; (v) a definitive purchase, underwriting or similar agreement with respect to any Debt Securities offered will have been duly authorized,
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Tyco International Ltd.
Tyco International Group S.A.
August 28, 2001
Page 2

validly executed and delivered by the Issuer, Tyco and the other parties thereto; and (vi) any Common Shares issuable upon conversion or exchange of the Debt Securities being offered will be duly authorized, created and, if applicable, reserved for issuance upon such conversion or exchange.

   Based upon and subject to the foregoing, we are of the opinion that:

   With respect to Debt Securities to be issued under the Indentures, when (i) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Board of the Issuer has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (iii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture, the applicable supplemental indenture and the provisions of the applicable definitive purchase, underwriting or similar agreement approved by authorization of the Board of the Issuer upon payment of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally and general principles of equity.

   With respect to the Guarantees, when (i) the Board of Tyco has taken all necessary corporate action to approve the creation of and the issuance and terms of the Guarantees and related matters; and (ii) the Guarantees have been duly executed, authenticated, issued and delivered by Tyco in accordance with the Indentures, such Guarantees will be legally issued and will constitute valid and binding obligations of Tyco, enforceable against Tyco in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally and general principles of equity.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements made with respect to us under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement.

   In rendering the foregoing opinion, we do not express an opinion concerning any laws other than the laws of the State of New York and the federal laws of the United States of America.

                                          Sincerely,

                                          WILMER, CUTLER & PICKERING

                                               /s/ Meredith B. Cross
                                          By: _________________________________
                                              Meredith B. Cross, a Partner